UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement
     On August 6, 2007, IsoTis, Inc., a Delaware corporation (“IsoTis”), Integra Lifesciences Holdings Corporation, a Delaware corporation (“Integra”), and Ice Mergercorp, Inc., a Delaware corporation and a wholly-owned subsidiary of Integra (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Integra will acquire all of the outstanding shares of common stock of IsoTis for a purchase price of $7.25 per share in cash, without interest (the “Merger Consideration”), and Merger Sub will merge with and into IsoTis (the “Merger”), on the terms and subject to the conditions of the Merger Agreement, with IsoTis continuing as the surviving corporation and a wholly-owned subsidiary of Integra. The completion of the Merger is subject to closing conditions, including, among others, the approval of IsoTis’ stockholders, the absence of any material adverse effect on IsoTis’ business, clearance of the 510(k) application for our Accell products currently pending before the Food and Drug Administration, holders of less than ten percent of IsoTis’ outstanding common stock exercising appraisal rights and the amendment of Integra’s credit agreement.
     In connection with the Merger, each issued and outstanding share of IsoTis common stock (except for shares for which appraisal rights have been perfected) will be converted into the right to receive the Merger Consideration. Each option to purchase IsoTis common stock that is outstanding and unexercised immediately prior to the effective time of the merger will be canceled and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of IsoTis common stock underlying such option and (ii) the number of shares of IsoTis common stock underlying such option, less applicable taxes.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Integra and IsoTis joint press release relating to the merger is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about IsoTis or Integra. The Merger Agreement contains representations and warranties of each of IsoTis, Integra and Merger Sub made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 2.02 Results of Operations and Financial Condition
     On August 7, 2007, IsoTis issued an earnings release announcing its operating results for the second quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
     This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K is not incorporated by reference into any filings IsoTis made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Document

2.1	Agreement and Plan of Merger among Integra Lifesciences Holdings Corporation, Ice Mergercorp, Inc. and IsoTis, Inc., dated as of August 6, 2007.

99.1	Joint press release issued by Integra Lifesciences Holdings Corporation and IsoTis, Inc. on August 7, 2007.

99.2	Earnings Release, dated August 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	ISOTIS, INC.

	By:	/s/ Robert J. Morocco

Robert J. Morocco
Chief Financial Officer/Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger among Integra Lifesciences Holdings Corporation, Ice Mergercorp, Inc. and IsoTis, Inc., dated as of August 6, 2007.

99.1	Joint press release issued by Integra Lifesciences Holdings Corporation and IsoTis, Inc. on August 7, 2007.

99.2	Earnings Release, dated August 7, 2007.